UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
March 16, 2017

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number  –  001-10852

Delaware	36-2989662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 Poydras Street, Suite 1850	New Orleans, LA	70130
(Address of principal executive offices)		(Zip Code)

(504) 249-6088
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01	Change in Registrant’s Certifying Accountant

On March 16, 2017, PricewaterhouseCoopers LLP (“PwC”) resigned as the independent registered public accounting firm for International Shipholding Corporation (“the Company”) effective immediately.

PwC did not perform an audit of the Company’s financial statements for the year ended December 31, 2016.  PwC’s audit report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, the audit scope or accounting principle, except that the audit report included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2016 and December 31, 2015 and the subsequent interim period ending March 16, 2017, there were (i) no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of this Form 8-K and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if PwC does not agree, the respects in which it does not agree. That letter is attached as exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP dated March 22, 2017 to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

By:	/s/ Manuel G. Estrada
Manuel G. Estrada
Vice President and Chief Financial Officer

Date:     March 22, 2017

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP dated March 22, 2017 to the Securities and Exchange Commission